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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2001

PERCEPTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12382	95-2577731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
10345 West Olympic Boulevard Suite 102 Los Angeles, California 90064 (Address of principal executive offices)

Registrant's telephone number, including area code: (310) 432-6222

405 S. Beverly Drive, 4th Floor
Beverly Hills, California 90212
(Former names or former address, if changed from last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On August 3, 2001, the Registrant and Global Alpha Corporation ("GAC") agreed upon a new schedule for the purchase of the Registrant's Common Stock. As of August 6, 2001, GAC had purchased 3,863,636 shares of the Registrant's Common stock for $800,000.00.

    In accordance with the August 3, 2001, Amendment to the Securities Purchase Agreement entered into by the Registrant and GAC on April 5, 2001, GAC may exercise warrants over the next eight (8) months for the purchase of 10,752,808 shares of the Registrant's Common Stock for an aggregate consideration of $2,426,200. The termination dates of the Warrants are September 7, October 5, November 9, and December 7, 2001, and January 4, February 8, March 8, and April 5, 2002. Each Warrant grants GAC the right to purchase approximately $300,000 of the Registrant's Common Stock. Although GAC appears to be encouraged with its relationship with the Registrant, there is no assurance that any future warrants will be exercised.

    As part of the transaction, the Right of First Refusal and the Warrant Agreements were also amended to conform to the new exercise schedule.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits
	10.13	First Amendment to Securities Purchase Agreement
	10.14	First Amendment to Right of First Refusal
	10.15	Form of Warrant

Dated: August 7 2001

PERCEPTRONICS, INC.
By:	/s/ RICHARD MOSKOWITZ Richard Moskowitz Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.13	First Amendment to Securities Purchase Agreement
10.14	First Amendment to Right of First Refusal
10.15	Form of Warrant

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
INDEX TO EXHIBITS